Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

December 31, 2015

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
December 31, 2015
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Fourth Quarter 2015 Earnings Press Release	1
Disclosures	8

Overview
Summary Financial Results and Ratios	10

Consolidated and Combined Financial Statements
Consolidated and Combined Balance Sheets	11
Consolidated and Combined Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization	14
Consolidated Statements of Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	26
Development, Redevelopment and Anchor Repositioning Projects	27

Debt Schedules
Debt Summary	29
Mortgage Debt Summary and Maturity Schedule	30

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Fourth Quarter and Full Year 2015 Operating Results

NEW YORK, NY, February 17, 2016 - Urban Edge Properties (NYSE:UE) announced today its financial results for the three and twelve months ended December 31, 2015.

Highlights of the Quarter and Full Year include:

•	Generated Recurring Funds from Operations of $0.31 per diluted share for the quarter, and $1.21 per diluted share for the twelve months ended December 31, 2015

•	Generated Funds from Operations ("FFO") of $0.30 per diluted share for the quarter and $0.93 per diluted share for the twelve months ended December 31, 2015

•
Increased same-property Net Operating Income (“NOI”) by 5.3% (5.2% including properties in redevelopment) as compared to the fourth quarter of 2014, and by 4.1% (4.0% including properties in redevelopment) for the twelve months ended December 31, 2015 as compared to the same period in 2014

•	Increased same-property retail portfolio occupancy by 90 basis points to 97.2% as compared to December 31, 2014 and by 60 basis points as compared to September 30, 2015

•	Consolidated retail portfolio occupancy increased by 40 basis points to 96.2% as compared to December 31, 2014 and by 10 basis points compared to September 30, 2015

•	Executed 28 new leases, renewals, and options during the quarter totaling 360,000 square feet. Same-space leases totaled 316,500 square feet at an average rent spread of 9.0%.

•
Increased active development, redevelopment and anchor repositioning projects to $122.8 million, up $17.1 million since September 30, 2015. Expecting to generate an unleveraged yield of approximately 12% on these projects.

•
Shadow development and redevelopment pipeline consists of approximately $200.0 million of projects to be completed over the next several years. Expecting to generate an unleveraged yield of approximately 8% on these projects.

•	Acquired Pan Bay Center, a 46,000 square foot neighborhood street retail and office property located in Queens, New York for $27.0 million on December 23, 2015.

•	Ended the quarter with $169.0 million cash and cash equivalents and no amounts drawn on the $500 million revolving credit facility

Financial Highlights:
Recurring FFO was $32.7 million, or $0.31 per diluted share, for the fourth quarter of 2015 and was $127.9 million, or $1.21 per diluted share, for the twelve months ended December 31, 2015.
FFO was $31.7 million, or $0.30 per diluted share, for the fourth quarter of 2015 which includes $1.6 million of transaction costs and $0.7 million of severance costs, offset by $0.7 million of tenant bankruptcy settlement income and $0.5 million of real estate tax settlement income related to prior periods. FFO was $98.0 million, or $0.93 per diluted share, for the twelve months ended December 31, 2015 and includes $29.0 million of transaction costs and one-time equity awards associated with our spin-off from Vornado, $2.2 million of other transaction costs including costs associated with the acquisition of Pan Bay, $1.4 million of environmental remediation costs, $1.0 million of debt restructuring costs and $0.7 million of severance costs, partially offset by $3.7 million of tenant bankruptcy settlement income and $0.5 million of real estate tax settlement income related to prior periods.

Net income attributable to common shareholders was $15.2 million, or $0.15 per diluted share, for the quarter ended December 31, 2015, and $38.8 million, or $0.39 per diluted share, for the twelve months ended December 31, 2015. A reconciliation of net income attributable to common shareholders to FFO and the reconciling components of FFO to Recurring FFO are provided in the tables accompanying this press release.

Operating Highlights:
Same-property NOI increased 5.3% for the fourth quarter of 2015 as compared to the fourth quarter of 2014 due to higher occupancy, new rent commencements, contractual rent increases, higher recoveries and lower landlord expenses. Same-property NOI increased 4.1% for the twelve months ended December 31, 2015 as compared to the same period of 2014. Same-property NOI growth benefited from $0.7 million of non-recurring landlord costs associated with deferred maintenance on vacancies incurred in the fourth quarter of 2014. Excluding these costs, same-property NOI would have increased 3.7% in the fourth quarter of 2015 as compared to the fourth quarter of 2014 and would have increased 3.8% for the twelve months ended December 31, 2015 as compared to the same period in 2014. No such landlord costs were incurred prior to the fourth quarter of 2014.
Same-property NOI including properties under redevelopment increased 5.2% for the fourth quarter of 2015 as compared to the fourth quarter in 2014. Same-property NOI including properties under redevelopment increased 4.0% for the twelve months ended December 31, 2015 as compared to the same period of 2014. Excluding the impact of the previously described expenses incurred in the fourth quarter of 2014, same-property NOI including properties under redevelopment would have increased 3.8% for the fourth quarter of 2015 as compared to the fourth quarter in 2014 and would have increased 3.6% for the twelve months ended December 31, 2015 as compared to the same period in 2014. A reconciliation of income before income taxes to same-property NOI is provided in the tables accompanying this press release.
On a same-property basis, retail portfolio occupancy was 97.2%, up 90 basis points compared to December 31, 2014, and up 60 basis points as compared to September 30, 2015. As of December 31, 2015, occupancy for the Company’s consolidated retail portfolio was 96.2%, up 40 basis points compared to December 31, 2014, and up 10 basis points compared to September 30, 2015.
During the fourth quarter of 2015, the Company executed 28 new leases, renewals and options totaling 360,000 square feet. On a same-space basis, 24 leases were executed comprising 316,500 square feet at an average rental rate of $24.18 per square foot, resulting in an average increase of 9.0% from prior cash rents (excluding the impact of straight-line rents). Noteworthy leases executed during the fourth quarter of 2015 include 99 Ranch at Hackensack (60,000 sf), Home Depot renewal and expansion at Freeport (155,000 sf), Petsmart at Garfield (18,000 sf), AAA at North Plainfield (9,000 sf) and Z Gallerie at Walnut Creek (7,000 sf).
For the twelve months ended December 31, 2015, the Company executed 91 leases representing 1,025,000 square feet on a same space basis at a weighted average increase of 8.5% from prior cash rents.

Development, Redevelopment and Anchor Repositioning:
The Company had approximately $122.8 million of active development, redevelopment and anchor repositioning projects underway of which $91.0 million remains to be funded as of December 31, 2015. Active development, redevelopment and anchor repositioning projects increased $17.1 million during the quarter ended December 31, 2015 related to new pad development projects at North Plainfield, NJ and Glen Burnie, MD, as well as anchor repositioning at Hackensack, NJ, Walnut Creek (Mt. Diablo), CA, Freeport, NY and East Hanover, NJ. The Company is expecting to generate an unleveraged yield of approximately 12% on these projects.
The Company continues to focus on its redevelopment pipeline, which includes approximately $200.0 million of planned expansions and renovations the Company expects to complete over the next several years. The Company is expecting to generate an unleveraged yield of approximately 8% on these projects.

Balance Sheet Highlights:
At December 31, 2015, the Company’s total market capitalization (including debt and equity) was $3.7 billion comprised of 105.4 million shares of common shares outstanding (on a fully diluted basis) valued at approximately $2.5 billion and approximately $1.2 billion of debt. The Company's ratio of net debt (net of cash) to total market capitalization was 28.9%. The Company's net debt to annualized Adjusted Earnings before interest, tax, depreciation and amortization ("EBITDA") was 5.8x as of December 31, 2015. At December 31, 2015, the Company had approximately $169.0 million of cash and cash equivalents on hand and nothing drawn on its $500.0 million revolving credit facility.

Non-GAAP Financial Measures
The Company believes FFO (combined with the primary GAAP presentations) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts ("NAREIT") stated in its April 2002 White Paper on FFO, "Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." The Company also believes that Recurring FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and non-recurring revenue and expenses. The Company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The Company's method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company uses NOI, which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from our operating income or net income.
In this release, the Company has provided NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared. Information on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and properties acquired, sold, or are in the foreclosure process during the periods being compared. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when a property is considered to be a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan and is expected to have a significant impact on property operating income based on the retenanting that is occurring. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally the first full year in which the property is 90% leased. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided NOI on a same-property basis adjusted to include redevelopment properties. The Company calculates same-property NOI using operating income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for the following items: lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.
Earnings before interest, tax, depreciation and amortization ("EBITDA") and Adjusted EBITDA are supplemental, non-GAAP measures utilized in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the evaluation of REITs and as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance. Accordingly, the Company believes that the use of EBITDA and Adjusted EBITDA as opposed to income before income taxes in various ratios, provides a meaningful performance measure as it relates to the Company's ability to meet various coverage tests for the stated periods.
FFO, Recurring FFO, NOI, same-property NOI, EBITDA and Adjusted EBITDA are presented to assist investors in analyzing the Company’s operating performance. Neither FFO nor Recurring FFO (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. The Company believes net income attributable to common shareholders is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income before income taxes is the most directly comparable GAAP financial measure to NOI and same-property NOI and net income (loss) is the most directly comparable GAAP financial measure to EBITDA and Adjusted EBITDA. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.

Reconciliation of Net Income Attributable to Common Shareholders to FFO and Recurring FFO

The following table reflects the reconciliation of FFO and Recurring FFO to net income attributable to common shareholders, the most directly comparable GAAP measure, for the three and twelve months ended December 31, 2015.

	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015
	(in thousands)	(in thousands)
Net income attributable to common shareholders	$15,226	$38,785
Adjustments:
Rental property depreciation and amortization	15,517	56,619
Limited partnership interests in operating partnership	942	2,547
FFO Applicable to diluted common shareholders	31,685	97,951
FFO per diluted common share(1)	0.30	0.93

Transaction costs	1,574	24,011
One-time equity awards related to the spin-off	—	7,143
Environmental remediation costs	—	1,379
Severance costs	693	693
Tenant bankruptcy settlement income	(704)	(3,738)
Real estate tax settlement income related to prior periods	(532)	(532)
Debt restructuring expenses	—	1,034
Recurring FFO Applicable to diluted common shareholders	$32,716	$127,941
Recurring FFO per diluted common share(1)	$0.31	$1.21

Weighted average diluted common shares(1)	105,441	105,375

(1) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for all periods presented is higher than the GAAP weighted average diluted shares as a result of the dilutive impact of the 6.1 million Operating Partnership and LTIP units which are redeemable into our common shares. These redeemable units are not included in the weighted average diluted share count for the periods presented for GAAP purposes because their inclusion is anti-dilutive.

FFO and Recurring FFO are non-GAAP financial measures. The Company believes that FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. The Company believes that Recurring FFO provides additional comparability between historical financial periods. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Income before Income Taxes to NOI and Same-Property NOI

The following table reflects the reconciliation of NOI, same-property NOI (with and without redevelopment) to income before income taxes, the most directly comparable GAAP measure, for the three and twelve months ended December 31, 2015 and 2014.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in thousands)	2015	2014	2015	2014
Income before income taxes	$16,062	$16,354	$42,642	$67,515
Interest income	(49)	(9)	(150)	(35)
Interest and debt expense	13,563	14,389	55,584	54,960
Operating income	29,576	30,734	98,076	122,440
Depreciation and amortization	15,685	13,209	57,253	53,653
General and administrative expense	6,541	3,545	32,044	17,820
Transaction costs	1,574	3,921	24,011	8,604
Subtotal	53,376	51,409	211,384	202,517
Less: non-cash rental income	(1,727)	(3,555)	(7,468)	(10,880)
Add: non-cash ground rent expense	331	355	1,346	1,531
NOI	51,980	48,209	205,262	193,168
Adjustments:
NOI related to properties being redeveloped	(3,868)	(3,711)	(16,039)	(15,598)
Tenant bankruptcy settlement and lease termination income	(815)	—	(4,022)	(260)
Environmental remediation costs	—	(272)	1,379	(272)
Real estate tax settlement income related to prior periods	(532)	—	(532)	—
NOI related to properties acquired, disposed, or in foreclosure	(177)	(62)	(611)	(471)
Management and development fee income from non-owned properties	(482)	(137)	(2,261)	(535)
Other	101	(144)	(69)	(53)
Subtotal adjustments	(5,773)	(4,326)	(22,155)	(17,189)
Same-property NOI	$46,207	$43,883	$183,107	$175,979
Adjustments:
NOI related to properties being redeveloped	3,868	3,711	16,039	15,598
Same-property NOI including properties in redevelopment	$50,075	$47,594	$199,146	$191,577

NOI and same-property NOI are non-GAAP financial measures. The Company believes that same-property NOI is a widely used and appropriate supplemental measure of operating performance for comparison among REITs. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the three and twelve months ended December 31, 2015 and 2014.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in thousands)	2015	2014	2015	2014
Net income	$16,167	$16,208	$41,348	$65,794
Depreciation and amortization	15,685	13,209	57,253	53,653
Interest and debt expense	13,563	14,389	55,584	54,960
Income tax expense	(105)	146	1,294	1,721
EBITDA	45,310	43,952	155,479	176,128
Adjustments for Adjusted EBITDA:
Transaction costs	1,574	3,921	24,011	8,604
One-time equity awards related to the spin-off	—	—	7,143	—
Environmental remediation costs	—	—	1,379	—
Severance costs	693	—	693	—
Tenant bankruptcy settlement income	(704)	—	(3,738)	—
Real estate tax settlement income related to prior periods	(532)	—	(532)	—
Adjusted EBITDA	$46,341	$47,873	$184,435	$184,732

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 84 properties totaling 14.8 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development and redevelopment projects, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline and the Company's ability to achieve the estimated unleveraged returns for such projects. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
DISCLOSURES
As of December 31, 2015

Forward Looking Statements
Certain statements contained in this Supplemental Disclosure Package constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Supplemental Disclosure Package. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development and redevelopment projects, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline and the Company's ability to achieve the estimated unleveraged returns for such projects. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Supplemental Disclosure Package. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Supplemental Disclosure Package.
Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's most recent Form 10-K and Form 10-Q. The results of operations of any property acquired are included in the Company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Use of Funds from Operations, Net Operating Income and Earnings Before Interest, Taxes, Depreciation and Amortization as a Non-GAAP Financial Measure
Urban Edge Properties ("we", "our", the "Company") believes Funds From Operations (FFO) (combined with the primary GAAP presentations) is a useful supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on FFO, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” The Company also believes that Recurring FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and non-recurring revenue and expenses. The Company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The Company's method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company uses NOI, which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from our operating income or net income.

In this Supplemental Disclosure Package, the Company has provided NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared. Information on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and properties acquired, sold, or are in the foreclosure process during the periods being compared. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when a property is considered to be a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan and is expected to have a significant impact on property operating income based on the retenanting that is occurring. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally the first full year in which the property is 90% leased. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided NOI on a same-property basis adjusted to include redevelopment properties.

The Company calculates same-property NOI using operating income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for the following items: lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense, and income or expenses that we do not believe are representative of ongoing operating results, if any.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is a widely used performance measure and is provided as a supplemental measure of operating performance. The Company makes certain adjustments to EBITDA, which it refers to as Adjusted EBITDA, to account for items it does not believe are representative of ongoing operating results. Given the nature of the Company's business as a real estate owner and operator, it believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various financial ratios is helpful to investors as a measure of its operational performance because these computations exclude various items included in income before income taxes that do not relate to or are not indicative of its operating performance, such as gains and losses on sales of real estate and depreciation and amortization, and includes the results of operations of real estate properties that were sold either during or subsequent to the end of a particular reporting period, which are included in earnings on a net basis. Accordingly, the Company believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various ratios, provides a meaningful performance measure as it relates to the Company's ability to meet various coverage tests for the stated periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the Company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the Company’s financial performance.

FFO, Recurring FFO, NOI, same-property NOI, EBITDA and Adjusted EBITDA are presented to assist investors in analyzing the Company’s operating performance. Neither FFO nor Recurring FFO (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. The Company believes net income attributable to common shareholders is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income before income taxes is the most directly comparable GAAP financial measure to NOI and same-property NOI and net income (loss) is the most directly comparable GAAP financial measure to EBITDA and adjusted EBITDA. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the accompanying tables.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and twelve months ended December 31, 2015 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Twelve months ended
	December 31, 2015		December 31, 2015
Summary Financial Results
Total revenue	$80,622		$322,945
General & administrative expenses (G&A) - Adjusted(1)	$6,541		$24,901
Adjusted EBITDA(9)	$46,341		$184,435
Net income attributable to common shareholders	$15,226		$38,785
Earnings per diluted share	$0.15		$0.39
Funds from operations (FFO)	$31,685		$97,951
FFO per diluted share	$0.30		$0.93
Recurring FFO	$32,716		$127,941
Recurring FFO per diluted share	$0.31		$1.21
Total dividends paid per share	$0.20		$0.80
Stock closing price low-high range	$21.58 to $24.33		$20.12 to $24.67
Weighted average diluted shares used in EPS computations(2)	99,291		99,278
Weighted average diluted shares used in FFO computations(2)	105,441		105,375

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	84 / 83
Gross leasable area (GLA) sf - retail portfolio(4)(6)	13,901,000
Weighted average annual in-place rent psf - retail portfolio(4)(6)(8)	$16.64
Consolidated occupancy at end of period	95.1%
Consolidated retail portfolio occupancy at end of period(6)	96.2%
Same-property retail portfolio occupancy at end of period(6)(3)	97.2%
Same-property retail portfolio physical occupancy at end of period(5)(6)(3)	95.8%
Same-property NOI growth - cash basis(3)	5.3%		4.1%
Same-property NOI growth, including redevelopment properties	5.2%		4.0%
Cash NOI margin - Total portfolio	65.7%		64.8%
Expense recovery ratio - Total Portfolio, including redevelopment	95.4%		94.2%
New, renewal and option rent spread - cash basis	9.0%		8.5%
Net debt to total market capitalization(7)	28.9%		28.9%
Net debt to Adjusted EBITDA(7)	5.8	x	5.8	x
Adjusted EBITDA to interest expense(9)	3.6	x	3.5	x
Adjusted EBITDA to fixed charges(9)	2.6	x	2.6	x

(1) G&A expenses excludes $1.7 million and $6.7 million reclassified to property operating expenses for the three and twelve months ended December 31, 2015, respectively, and an additional $7.1 million for one-time equity expenses associated with the spin-off for the twelve months ended December 31, 2015.
(2) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the periods presented is higher than the GAAP weighted average diluted shares as a result of the dilutive impact of the 6.1 million units of limited partnership interests in the operating partnership which are redeemable for our common shares. These redeemable units are not included in the weighted average diluted share count for GAAP purposes for the periods presented because their inclusion is anti-dilutive.
(3) The same-property pool for both NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve significant anchor repositioning where a substantial portion of the gross leasable area is taken out of service and properties acquired, sold, or are in the foreclosure process during the periods being compared.
(4) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $16.27.
(5) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(6) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(7) See computation on page 16.
(8) Excludes signed leases that have not commenced for all retail properties.
(9) See computation on page 14.

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED BALANCE SHEETS
As of December 31, 2015 and December 31, 2014
(in thousands)

	December 31,	December 31,
	2015	2014
ASSETS
Real estate, at cost:
Land	$389,080	$378,096
Buildings and improvements	1,630,539	1,632,228
Construction in progress	61,147	8,545
Furniture, fixtures and equipment	3,876	3,935
Total	2,084,642	2,022,804
Accumulated depreciation and amortization	(509,112)	(467,503)
Real estate, net	1,575,530	1,555,301
Cash and cash equivalents	168,983	2,600
Cash held in escrow and restricted cash	9,042	9,967
Tenant and other receivables, net of allowance for doubtful accounts of $1,926 and $2,432, respectively	10,364	11,424
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $148 and $0, respectively	88,778	89,199
Identified intangible assets, net of accumulated amortization of $22,090 and $20,672, respectively	33,953	34,775
Deferred leasing costs, net of accumulated amortization of $12,987 and $12,121, respectively	18,455	17,653
Prepaid expenses and other assets	10,988	10,257
Deferred financing costs, net of accumulated amortization of $709 and $0, respectively	2,838	—
Total assets	$1,918,931	$1,731,176

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of unamortized debt issuance costs of $8,282 and $10,353, respectively	$1,233,983	$1,278,182
Identified intangible liabilities, net of accumulated amortization of $65,220 and $62,395, respectively	154,855	160,667
Accounts payable and accrued expenses	45,331	26,924
Other liabilities	13,308	6,540
Total liabilities	1,447,477	1,472,313
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 99,290,952 shares issued and outstanding	993	—
Additional paid-in capital	475,369	—
Accumulated earnings (deficit)	(38,442)	—
Noncontrolling interests:
Redeemable noncontrolling interests	33,177	—
Noncontrolling interest in consolidated subsidiaries	357	341
Vornado equity	—	258,522
Total equity	$471,454	$258,863
Total liabilities and equity	$1,918,931	$1,731,176

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
For the three and twelve months ended December 31, 2015 and 2014
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
REVENUE
Property rentals	$58,790	$59,417	$231,867	$232,592
Tenant expense reimbursements	20,675	20,136	84,617	81,887
Management and development fees	482	137	2,261	535
Other income	675	118	4,200	662
Total revenue	80,622	79,808	322,945	315,676
EXPENSES
Depreciation and amortization	15,685	13,209	57,253	53,653
Real estate taxes	11,743	12,605	49,311	49,835
Property operating	12,593	13,015	50,595	51,988
General and administrative	6,541	3,545	32,044	17,820
Ground rent	2,523	2,501	10,129	10,304
Transaction costs	1,574	3,921	24,011	8,604
Provision for doubtful accounts	387	278	1,526	1,032
Total expenses	51,046	49,074	224,869	193,236
Operating income	29,576	30,734	98,076	122,440
Interest income	49	9	150	35
Interest and debt expense	(13,563)	(14,389)	(55,584)	(54,960)
Income before income taxes	16,062	16,354	42,642	67,515
Income tax expense	105	(146)	(1,294)	(1,721)
Net income	16,167	16,208	41,348	65,794
Less net income attributable to noncontrolling interests in:
Operating partnership	(942)	—	(2,547)	—
Consolidated subsidiaries	1	(6)	(16)	(22)
Net income attributable to common shareholders	$15,226	$16,202	$38,785	$65,772

Earnings per common share - Basic:	$0.15	$0.16	$0.39	$0.66
Earnings per common share - Diluted:	$0.15	$0.16	$0.39	$0.66
Weighted average shares outstanding - Basic	99,256	99,248	99,252	99,248
Weighted average shares outstanding - Diluted	99,291	99,248	99,278	99,248

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and twelve months ended December 31, 2015 and 2014
(in thousands)

	Three Months Ended December 31,		Percent Change	Twelve Months Ended December 31,		Percent Change
	2015	2014		2015	2014
Total cash NOI(1)
Total revenue	$78,413	$76,116	3.0%	$313,216	$304,261	2.9%
Total property operating expenses	(26,915)	(28,044)	(4.0)%	(110,215)	(111,628)	(1.3)%
Cash NOI - total portfolio	$51,498	$48,072	7.1%	$203,001	$192,633	5.4%

NOI margin (NOI / Total revenue)	65.7%	63.2%		64.8%	63.3%

Same-property cash NOI(2)
Property rentals	$51,305	$50,142		$202,808	$199,309
Tenant expense reimbursements	19,243	18,898		78,661	75,960
Percentage rent	469	414		1,024	1,079
Total revenue	71,017	69,454	2.3%	282,493	276,348	2.2%
Real estate taxes	(11,553)	(11,670)		(46,933)	(46,212)
Property operating	(10,792)	(11,674)		(42,686)	(44,907)
Ground rent	(2,192)	(2,145)		(8,783)	(8,666)
Provision for doubtful accounts(4)	(273)	(82)		(984)	(584)
Total property operating expenses	(24,810)	(25,571)	(3.0)%	(99,386)	(100,369)	(1.0)%
Same-property cash NOI(3)	$46,207	$43,883	5.3%	$183,107	$175,979	4.1%

NOI related to properties being redeveloped	$3,868	$3,711		$16,039	$15,598
Same-property cash NOI including properties in redevelopment	$50,075	$47,594	5.2%	$199,146	$191,577	4.0%

Same-property physical occupancy(3)	95.8%	95.8%
Same-property leased occupancy(3)	97.2%	96.3%
Number of properties included in same-property analysis	79

(1) Total revenues and property operating expense amounts have been adjusted to exclude management and development fee income and non-cash amounts. Revenue includes cash received from tenant bankruptcy settlements and lease termination fees.
(2) Excludes management and development fee income, lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.
(3) The same-property pool for both NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve significant anchor repositioning where a substantial portion of the gross leasable area is taken out of service and properties acquired, sold, or are in the foreclosure process during the periods being compared. Same-property occupancy includes dark and paying tenants.

(4)
Excludes $0.1 million and $0.4 million of bad debt expense related to non-cash straight-line rents for the three and twelve months ended December 31, 2015, respectively. No such reserve was recorded in 2014.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION (EBITDA)
For the three and twelve months ended December 31, 2015 and 2014
(in thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2015		2014		2015		2014
Net income	$16,167		$16,208		$41,348		$65,794
Depreciation and amortization	15,685		13,209		57,253		53,653
Interest expense	12,904		13,945		52,846		53,300
Amortization of deferred financing costs	659		444		2,738		1,660
Income tax expense	(105)		146		1,294		1,721
EBITDA	45,310		43,952		155,479		176,128
Adjustments for Adjusted EBITDA:
Transaction costs	1,574		3,921		24,011		8,604
One-time equity awards related to the spin-off	—		—		7,143		—
Environmental remediation costs	—		—		1,379		—
Severance costs	693		—		693		—
Tenant bankruptcy settlement income	(704)		—		(3,738)		—
Real estate tax settlement income related to prior periods	(532)		—		(532)		—
Adjusted EBITDA	$46,341		$47,873		$184,435		$184,732

Interest expense	$12,904		$13,945		$52,846		$53,300

Adjusted EBITDA to interest expense	3.6	x	3.4	x	3.5	x	3.5	x

Fixed charges
Interest and debt expense(1)	$13,563		$14,389		$55,584		$54,960
Scheduled principal amortization	3,982		3,600		15,588		14,409
Total fixed charges	$17,545		$17,989		$71,172		$69,369

Adjusted EBITDA to fixed charges	2.6	x	2.7	x	2.6	x	2.7	x

(1) Includes amortization of deferred financing costs

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
For the three and twelve months ended December 31, 2015 and 2014
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income attributable to common shareholders	$15,226	$16,202	$38,785	$65,772
Adjustments:
Rental property depreciation and amortization	15,517	13,116	56,619	53,223
Limited partnership interests in operating partnership(1)	942	—	2,547	—
FFO Applicable to diluted common shareholders	31,685	29,318	97,951	118,995
FFO per diluted common share(2)	0.30	0.28	0.93	1.13
Adjustments for Recurring FFO:
Transaction costs	1,574	3,921	24,011	8,604
One-time equity awards related to the spin-off	—	—	7,143	—
Environmental remediation costs	—	—	1,379	—
Severance costs	693	—	693	—
Tenant bankruptcy settlement income	(704)	—	(3,738)	—
Real estate tax settlement income related to prior periods	(532)	—	(532)	—
Debt restructuring expenses	—	—	1,034	—
Recurring FFO Applicable to diluted common shareholders	$32,716	$33,239	$127,941	$127,599
Recurring FFO per diluted common share(2)	$0.31	$0.32	$1.21	$1.21

Weighted Average diluted common shares(2)	105,441	105,441	105,375	105,375
(1) Represents earnings allocated to LTIP and OP unit holders for unissued common shares which have been excluded for purposes of calculating earnings per diluted share for the periods presented. FFO applicable to diluted common shareholders and Recurring FFO applicable to diluted common shareholders calculations include earnings allocated to LTIP and OP unit holders and the respective weighted average share totals include the redeemable shares outstanding as their inclusion is dilutive.
(2) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the periods presented are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of the 6.1 million OP and LTIP units which are redeemable into our common stock. These redeemable units are not included in the weighted average diluted share count for GAAP purposes because their inclusion is anti-dilutive.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of December 31, 2015
(in thousands, except share data)

	December 31, 2015
Closing market price of common shares	$23.45
Common stock shares
Basic common shares	99,260,235
Diluted common shares:
Unvested restricted common shares (treasury method, closing price)	30,717
LTIP units (redeemable into common shares)	433,040
OP units (redeemable into common shares)	5,717,184
Diluted common shares	105,441,176

Equity market capitalization	$2,472,596

Total consolidated debt	$1,242,265
Cash and cash equivalents	(168,983)
Net debt	$1,073,282

Net Debt to Adjusted EBITDA(1)	5.8	x

Total consolidated debt	$1,242,265
Equity market capitalization	2,472,596
Total market capitalization	$3,714,861

Net debt to total market capitalization at applicable market price	28.9%

Gross real estate investments, at cost	$2,080,766

Net debt to gross real estate investments	51.6%

(1) Adjusted EBITDA for the period has been annualized.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Certain non-cash items:
Straight-line rental income(1)	$(25)	$616	$43	$2,118
Amortization of below-market lease intangibles, net(1)	1,837	2,939	7,907	8,762
Straight-line ground rent expense(2)	(89)	(112)	(375)	(559)
Amortization of below-market lease intangibles, lessee(2)	(241)	(243)	(970)	(972)
Amortization of deferred financing costs(4)	(659)	(444)	(2,738)	(1,660)
Capitalized interest	516	—	1,856	—
Share-based compensation expense(3)	(1,113)	(892)	(10,261)	(3,878)

Capital expenditures:(5)
Development and redevelopment costs	$12,838	$4,715	$27,795	$10,605
Maintenance capital expenditures	2,194	15,938	12,649	26,812
Leasing commissions	1,183	(226)	2,772	743
Tenant improvements and allowances	460	1,110	2,951	3,407
Total capital expenditures	$16,675	$21,537	$46,167	$41,567

	December 31, 2015	December 31, 2014
Prepaid expenses and other assets:
Other assets	$2,467	$2,983
Prepaid expenses:
Real estate taxes	5,646	4,298
Insurance	1,934	2,121
Rent, Licenses/Fees	941	855
Total prepaid expenses and other assets	$10,988	$10,257

Other Liabilities:
Deferred ground rent expense	$6,038	$5,662
Deferred tax liability, net	3,607	—
Other	3,663	878
Total other liabilities	$13,308	$6,540

Accounts payable and accrued expenses:
Tenant prepaid/deferred revenue	$16,097	$11,253
Accrued capital expenditures and leasing costs	10,261	2,881
Interest payable	5,027	3,219
Tenant security deposits	4,064	3,595
Salary and benefits payable	4,790	660
Income and other taxes payable	2,151	2,475
Other	2,941	2,841
Total accounts payable and accrued expenses	$45,331	$26,924
(1) Amounts included in the financial statement line item "Property rentals" in the consolidated and combined statements of income.
(2) Amounts included in the financial statement line item "Ground rent" in the consolidated and combined statements of income.
(3) Amounts included in the financial statement line item "General and Administrative" in the consolidated and combined statements of income. Includes $7.1 million of one-time expenses associated with the issuance of LTIP awards during the twelve months ended December 31, 2015.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated and combined statements of income.
(5) Amounts are reported on a GAAP basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of December 31, 2015

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent	% of total annualized base rent	Weighted average annual rent per square foot	Average remaining term of ABR(1)
The Home Depot	7	865,353	5.8%	$14,168,735	6.7%	$16.37	13.2
Wal-Mart/Sam's Wholesale	9	1,438,730	9.7%	10,668,402	5.0%	7.42	10.0
The TJX Companies, Inc.	15	542,522	3.6%	8,609,771	4.0%	15.87	5.8
Lowe's	6	976,415	6.6%	8,525,004	4.0%	8.73	11.7
Stop & Shop / Koninklijke Ahold NV	9	655,618	4.4%	7,893,032	3.7%	12.04	7.8
Best Buy & Co	7	312,952	2.1%	6,443,258	3.0%	20.59	8.1
Kohl's	8	716,345	4.8%	6,191,908	2.9%	8.64	5.7
BJ's Wholesale Club	4	454,297	3.1%	5,261,928	2.5%	11.58	10.9
ShopRite	5	336,612	2.3%	5,249,789	2.5%	15.60	8.1
Sears Holdings, Inc. (Sears and Kmart)	4	547,443	3.7%	5,154,142	2.4%	9.41	20.1
PetSmart, Inc.	9	235,309	1.6%	5,094,556	2.4%	21.65	4.8
Toys "R" Us	7	285,858	1.9%	3,677,320	1.7%	12.86	6.4
Staples, Inc.	8	167,554	1.1%	3,594,806	1.7%	21.45	3.7
Target	2	297,856	2.0%	3,468,669	1.6%	11.65	16.3
Whole Foods	2	100,682	0.7%	3,357,106	1.6%	33.34	12.0
Century 21	1	156,649	1.1%	3,085,619	1.5%	19.70	11.1
Dick's Sporting Goods	3	151,136	1.0%	2,971,814	1.4%	19.66	3.1
24 Hour Fitness	1	53,750	0.4%	2,289,750	1.1%	42.60	16.0
Petco	7	125,082	0.8%	2,153,992	1.0%	17.22	4.6
National Wholesale Liquidators	1	171,216	1.2%	2,130,045	1.0%	12.44	7.1
LA Fitness	3	122,690	0.8%	2,058,675	1.0%	16.78	9.9
The Gap, Inc.	5	67,768	0.5%	1,929,408	0.9%	28.47	5.0
Bed Bath & Beyond	4	143,973	1.0%	1,844,520	0.9%	12.81	5.2
Sleepy's	11	61,879	0.4%	1,697,581	0.8%	27.43	4.4
REI	2	48,237	0.3%	1,668,840	0.8%	34.60	4.7

Total/Weighted Average	140	9,035,926	60.9%	$119,188,670	56.1%	$13.19	9.3

(1) In years, excluding tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent ("ABR").

Note: Amounts shown in the table above include all retail properties, including those in redevelopment, on a cash basis other than tenants in a free rent period which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and twelve months ended December 31, 2015

Category	Total Leases	Total Sq. Ft.	Same Space Leases	Same Space Sq. Ft.	Prior Rent PSF	New Rent PSF	Rent Spread	Same Space TIs PSF(1)
Three months ended December 31, 2015
New Leases	12	191,967	8	148,817	$22.99	$23.47	2.1%	$15.73
Renewals & Options	16	167,641	16	167,641	21.47	24.81	15.6%	0.23
Total/Average New, Renewals & Options	28	359,608	24	316,458	$22.18	$24.18	9.0%	$7.52

Twelve months ended December 31, 2015
New Leases	49	682,995	31	311,089	$23.56	$25.64	8.8%	$26.59
Renewals & Options	60	713,545	60	713,545	18.92	20.48	8.3%	0.05
Total/Average New, Renewals & Options	109	1,396,540	91	1,024,634	$20.33	$22.05	8.5%	$8.11

(1) Includes both tenant improvements and landlord contributions.

	Three months ended December 31, 2015	Twelve months ended December 31, 2015
Weighted Average Term of New Leases
Executed during the period	13.9 years	12.9 years

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of December 31, 2015

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	1	13,000	0.1%	$28.70	12	29,000	1.5%	$48.16	13	42,000	0.3%	$42.14
2016	5	151,000	1.3%	22.66	77	177,000	9.0%	35.87	82	328,000	2.4%	29.79
2017	10	312,000	2.6%	13.84	78	219,000	11.1%	33.57	88	531,000	3.8%	21.98
2018	21	1,004,000	8.4%	10.55	55	162,000	8.2%	39.81	76	1,166,000	8.4%	14.62
2019	27	973,000	8.1%	17.87	76	225,000	11.4%	39.95	103	1,198,000	8.6%	22.02
2020	29	1,124,000	9.4%	14.09	54	179,000	9.1%	39.16	83	1,303,000	9.4%	17.53
2021	23	768,000	6.4%	16.82	42	130,000	6.7%	35.22	65	898,000	6.5%	19.48
2022	16	904,000	7.6%	9.95	32	93,000	4.7%	36.34	48	997,000	7.2%	12.41
2023	17	998,000	8.4%	16.58	29	102,000	5.2%	33.25	46	1,100,000	7.9%	18.13
2024	23	1,224,000	10.2%	12.32	33	124,000	6.3%	26.78	56	1,348,000	9.7%	13.65
2025	6	450,000	3.8%	13.86	34	97,000	4.9%	35.24	40	547,000	3.9%	17.65
2026	7	543,000	4.6%	8.53	23	85,000	4.3%	27.41	30	628,000	4.5%	11.08
Thereafter	39	3,154,000	26.4%	14.02	22	127,000	6.5%	35.25	61	3,281,000	23.6%	14.84
Subtotal/Average	224	11,618,000	97.3%	$13.79	567	1,749,000	88.9%	$35.58	791	13,367,000	96.2%	$16.68
Vacant	11	316,000	2.7%	N/A	111	218,000	11.1%	N/A	122	534,000	3.8%	N/A
Total/Average	235	11,934,000	100%	N/A	678	1,967,000	100%	N/A	913	13,901,000	100%	N/A

(1)Year of expiration excludes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.21 per square foot as of December 31, 2015.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of December 31, 2015

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	1	13,000	0.1%	$28.71	12	29,000	1.5%	$48.16	13	42,000	0.3%	$42.14
2016	2	67,000	0.6%	20.06	63	123,000	6.2%	35.08	65	190,000	1.4%	29.78
2017	3	56,000	0.5%	20.67	47	107,000	5.4%	40.79	50	163,000	1.2%	33.88
2018	4	75,000	0.6%	19.30	41	108,000	5.5%	49.29	45	183,000	1.3%	36.97
2019	3	142,000	1.2%	12.40	53	135,000	6.8%	47.65	56	277,000	2.0%	29.58
2020	7	145,000	1.2%	23.55	43	125,000	6.3%	49.29	50	270,000	1.9%	35.47
2021	8	242,000	2.0%	19.69	39	108,000	5.5%	38.34	47	350,000	2.5%	25.45
2022	3	122,000	1.0%	10.28	38	127,000	6.4%	35.34	41	249,000	1.8%	23.06
2023	5	320,000	2.7%	17.45	28	91,000	4.7%	34.46	33	411,000	2.9%	21.25
2024	11	215,000	1.8%	17.58	36	114,000	5.8%	37.52	47	329,000	2.4%	24.49
2025	8	295,000	2.5%	21.38	29	87,000	4.4%	38.00	37	382,000	2.7%	25.17
2026	7	205,000	1.7%	18.70	30	105,000	5.4%	36.58	37	310,000	2.3%	24.78
Thereafter	162	9,721,000	81.5%	18.52	108	490,000	24.9%	42.15	270	10,211,000	73.5%	19.66
Subtotal/Average	224	11,618,000	97.4%	$18.47	567	1,749,000	88.8%	$40.93	791	13,367,000	96.2%	$21.47
Vacant	11	316,000	2.6%	N/A	111	218,000	11.1%	N/A	122	534,000	3.8%	N/A
Total/Average	235	11,934,000	100%	N/A	678	1,967,000	100%	N/A	913	13,901,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above includes both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property assuming exercise of all options at future tenant rent (excluded from the table above) is $6.12 per square foot as of December 31, 2015.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2015
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt		Major Tenants
SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$24.08	—		Best Buy
Vallejo (ground leased through 2043)	45,000	100.0%	17.51	—		Best Buy
Walnut Creek (1149 South Main Street)	29,000	100.0%	45.11	—		Barnes & Noble
Walnut Creek (Mt. Diablo) (4)	7,000	100.0%	74.00	—		Anthropologie

Connecticut:
Newington	188,000	100.0%	9.70	$10,719	(3)	Wal-Mart, Staples
Waterbury	147,000	78.0%	16.69	$13,334	(3)	ShopRite, Goodwill (lease not commenced)

Maryland:
Baltimore (Towson)	155,000	100.0%	16.89	$14,902	(3)	hhgregg, Staples, HomeGoods, Golf Galaxy
Glen Burnie	121,000	90.5%	9.33	—		Gavigan’s Home Furnishings, Pep Boys
Rockville	94,000	98.1%	24.09	—		Regal Cinemas
Wheaton (ground leased through 2060)	66,000	100.0%	14.94	—		Best Buy

Massachusetts:
Cambridge (ground and building leased through 2033)	48,000	100.0%	21.83	—		PetSmart, Modell’s Sporting Goods
Chicopee	224,000	100.0%	5.50	$7,922	(3)	Wal-Mart
Milford (ground and building leased through 2019)	83,000	100.0%	9.01	—		Kohl’s
Springfield	182,000	100.0%	5.74	$5,464	(3)	Wal-Mart

New Hampshire:
Salem (ground leased through 2102)	37,000	100.0%	12.58	—		Babies “R” Us

New Jersey:
Bergen Town Center - East, Paramus	211,000	92.9%	18.08	—		Lowe’s, REI
Bergen Town Center - West, Paramus	960,000	99.9%	31.02	$300,000		Target, Century 21, Whole Foods Market, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, Hennes & Mauritz, Bloomingdale’s Outlet, Nike Factory Store, Old Navy, Nieman Marcus Last Call Studio
Brick	278,000	98.2%	18.61	$30,485	(3)	Kohl’s, ShopRite, Marshalls
Carlstadt (ground leased through 2050)	78,000	95.5%	23.38	—		Stop & Shop
Cherry Hill	261,000	97.3%	8.55	$13,229	(3)	Wal-Mart, Toys “R” Us, Maxx Fitness (lease not commenced)
Dover	173,000	94.7%	13.26	$12,549	(3)	ShopRite, T.J. Maxx
East Brunswick	427,000	100.0%	14.01	$34,982	(3)	Lowe’s, Kohl’s, Dick’s Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2015
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt		Major Tenants
East Hanover (200 - 240 Route 10 West)	343,000	85.9%	19.81	$36,498	(3)	The Home Depot, Dick’s Sporting Goods, Marshalls
East Hanover (280 Route 10 West)	24,000	100.0%	35.20	$4,340	(3)	REI
East Rutherford	197,000	100.0%	12.50	$12,968	(3)	Lowe’s
Eatontown	30,000	73.7%	29.09	—		Petco
Englewood	41,000	64.1%	20.74	$11,537		New York Sports Club
Garfield	195,000	100.0%	12.78	—		Wal-Mart, Marshalls, Petsmart (lease not commenced)
Hackensack	275,000	94.4%	23.60	$38,694	(3)	The Home Depot, Staples, Petco, 99 Ranch (lease not commenced)
Hazlet	95,000	100.0%	3.43	—		Stop & Shop (5)
Jersey City	236,000	100.0%	12.21	$19,347	(3)	Lowe’s, P.C. Richard & Son
Kearny	104,000	100.0%	19.95	—		LA Fitness (lease not commenced), Marshalls
Lawnside	147,000	99.3%	14.38	$10,196	(3)	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	100.0%	12.13	$10,824	(3)	National Wholesale Liquidators
Lodi (Washington Street)	85,000	83.3%	20.38	—		Blink Fitness, Aldi
Manalapan	208,000	100.0%	17.47	$20,079	(3)	Best Buy, Bed Bath & Beyond, Babies “R” Us, Modell’s Sporting Goods, PetSmart
Marlton	213,000	100.0%	14.08	$16,471	(3)	Kohl’s, ShopRite, PetSmart
Middletown	231,000	100.0%	12.88	$16,576	(3)	Kohl’s, Stop & Shop
Montclair	18,000	100.0%	26.20	$2,510	(3)	Whole Foods Market
Morris Plains	177,000	94.1%	20.78	$20,393	(3)	Kohl’s, ShopRite (5)
North Bergen (Kennedy Boulevard)	62,000	100.0%	13.03	$4,863	(3)	Food Basics
North Bergen (Tonnelle Avenue)	410,000	100.0%	20.37	$75,000		Wal-Mart, BJ’s Wholesale Club, PetSmart, Staples
North Plainfield	206,000	95.5%	8.22	—		Costco, The Tile Shop, La-Z-Boy (lease not commenced)
Paramus (ground leased through 2033)	63,000	100.0%	42.23	—		24 Hour Fitness
South Plainfield (ground leased through 2039)	56,000	82.0%	21.29	$4,889	(3)	Staples, Party City
Totowa	271,000	100.0%	16.96	$23,635	(3)	The Home Depot, Bed Bath & Beyond, buy buy Baby, Marshalls, Staples
Turnersville	96,000	96.3%	7.00	—		Haynes Furniture Outlet (The Dump)
Union (2445 Springfield Avenue)	232,000	100.0%	17.85	$27,190	(3)	The Home Depot
Union (Route 22 and Morris Avenue)	276,000	99.4%	18.34	$30,851	(3)	Lowe’s, Toys “R” Us, Office Depot
Watchung	170,000	96.6%	16.57	$14,380	(3)	BJ’s Wholesale Club
Woodbridge	226,000	84.1%	13.81	$19,713	(3)	Wal-Mart

New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	33.65	—		Planet Fitness, Aldi
Bronx (Bruckner Boulevard)(6)	501,000	78.4%	16.44	—		Kmart, Toys “R” Us
Buffalo (Amherst)	311,000	100.0%	9.35	—		BJ’s Wholesale Club, T.J. Maxx, HomeGoods, Toys “R” Us, LA Fitness

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2015
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt		Major Tenants
Commack (ground and building leased through 2021)	47,000	100.0%	21.96	—		PetSmart, Ace Hardware
Dewitt (ground leased through 2041)	46,000	100.0%	20.46	—		Best Buy
Freeport (240 West Sunrise Highway) (ground and building leased through 2040)	44,000	100.0%	20.28	—		Bob’s Discount Furniture
Freeport (437 East Sunrise Highway)	173,000	100.0%	18.86	$20,393	(3)	The Home Depot, Staples
Huntington	204,000	100.0%	14.24	$15,896	(3)	Kmart, Marshalls, Old Navy, Petco
Inwood	100,000	92.5%	18.20	—		Stop & Shop
Mount Kisco	189,000	100.0%	16.69	$15,285		Target, Stop & Shop
New Hyde Park (ground and building leased through 2029)	101,000	100.0%	20.21	—		Stop & Shop
Oceanside	16,000	100.0%	28.00	—		Party City
Queens(6)	46,000	84.6%	41.04	—
Rochester	205,000	100.0%	3.08	$4,183	(3)	Wal-Mart
Rochester (Henrietta) (ground leased through 2056)	165,000	94.2%	3.96	—		Kohl’s
Staten Island	165,000	88.8%	23.88	—		Western Beef, Planet Fitness
West Babylon	66,000	92.7%	17.11	—		Best Market, Rite Aid

Pennsylvania:
Allentown	372,000	100.0%	11.69	$28,602	(3)	Burlington Coat Factory, Giant Food, Dick’s Sporting Goods, T.J. Maxx, Petco, BigLots
Bensalem	185,000	100.0%	12.56	$14,197	(3)	Kohl’s, Ross Dress for Less, Staples, Petco
Bethlehem	147,000	97.4%	7.46	$5,334	(3)	Giant Food, Petco
Broomall	169,000	100.0%	10.43	$10,196	(3)	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.41	$6,536	(3)	Wal-Mart
Lancaster	228,000	100.0%	4.68	$5,151	(3)	Lowe’s, Community Aid, Inc., Sleepy’s
Springfield (ground and building leased through 2025)	41,000	100.0%	20.90	—		PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	204,000	91.7%	12.89	—		Bob’s Discount Furniture, Babies “R” Us, Ross Dress for Less, Marshalls, Petco
Wyomissing (ground and building leased through 2065)	76,000	93.2%	15.56	—		LA Fitness, PetSmart
York	111,000	86.2%	8.75	$4,968	(3)	Ashley Furniture, Tractor Supply Company, Aldi

South Carolina:
Charleston (ground leased through 2063)	45,000	100.0%	14.19	—		Best Buy

Virginia:
Norfolk (ground and building leased through 2069)	114,000	100.0%	7.08	—		BJ’s Wholesale Club

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2015
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt	Major Tenants
Tyson’s Corner (ground and building leased through 2035)	38,000	100.0%	39.13	—	Best Buy

Puerto Rico:
Las Catalinas	355,000	93.4%	35.99	$130,000	Kmart
Montehiedra(6)	541,000	92.0%	17.71	$116,984	Kmart, The Home Depot, Marshalls, Caribbean Theatres, Tiendas Capri, Nike Factory Store

Total Shopping Centers and Malls	13,901,000	96.2%	$16.64 (2)	$1,242,265

WAREHOUSES:
East Hanover - Five Buildings(6)	942,000	79.1%	4.80	—	J & J Tri-State Delivery, Foremost Groups Inc., PCS Wireless, Fidelity Paper & Supply Inc., Meyer Distributing Inc., Consolidated Simon Distributors Inc., Givaudan Flavors Corp.
Total Urban Edge Properties	14,843,000	95.1%	$16.27	$1,242,265
(1) Percent leased is expressed as a percent of total square feet (gross leasable area) subject to a lease.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's current base rent, including ground rent, and excludes tenant reimbursements, concessions and storage rent. Excluding the ground leases, the weighted average annual rent per square foot for our retail portfolio is $19.45 per square foot.
(3) Denotes that property is included in a cross-collateralized securitization. The amount of mortgage debt secured by our properties at East Brunswick and East Hanover (200-240 Route 10 West) contains parcels that are separately identified in our 40 property cross-collateralized securitization.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95% at December 31, 2015.
(5) The tenant has ceased operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI as of December 31, 2015.

URBAN EDGE PROPERTIES
Property Acquisitions and Dispositions
For the twelve months ended December 31, 2015
(dollars in thousands)

2015 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Land Acres	Purchase Price
4/29/2015	Bergen Town Center Parcel(1)	Paramus	NJ	7,700	0.8	$2,750
6/29/2015	Lawnside(1)	Lawnside	NJ	2,000	0.4	$375
12/23/2015	Pan Bay Center(2)	Queens	NY	46,000	1.7	$27,000

2015 Property Dispositions:

None

(1) This acquisition was for a parcel adjacent to a property the Company already owns. The property square footage of the acquired parcel has been included within the GLA of the existing property within the Property Status Report on page 22.
(2) Subsequent to the acquisition, Pan Bay Center was renamed Cross Bay Commons.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2015
(in thousands, except square footage data)

ACTIVE PROJECTS:
PROPERTY	Project GLA(2)	Target Stabilization Date(3)(6)	Estimated Gross Cost(1)		Incurred as of 12/31/15	Balance to Complete (Gross Cost)	Project Description
Bruckner Boulevard	157,000	2018	$38,400		$4,000	$34,400	Renovation and retenanting
East Hanover warehouses	942,000	2017	24,000		18,300	5,700	Renovation and retenanting
Montehiedra Town Center	542,000	2017	20,800		7,100	13,700	Conversion to outlet/value hybrid
Garfield(4)	84,000	2017	18,800		1,300	17,500	Addition of Burlington Coat, Petsmart and 17,000± sf of shop space
North Plainfield(4)	38,000	2017	8,900		300	8,600	Addition of La-Z-Boy and 20,000± sf of shop space
Hackensack	75,000	2017	4,500		—	4,500	Renovation and retenanting (99 Ranch)
Walnut Creek(4)	31,000	2016	4,400		300	4,100	Anthropologie replacing Barnes & Noble
Glen Burnie(4)	9,000	2017	1,300		100	1,200	New restaurant pad for Bubba's 33
Walnut Creek (Mt. Diablo)(4)	7,000	2017	600		—	600	Z Gallerie replacing Anthropologie
Freeport(4)	155,000	2017	500		—	500	Home Depot expansion
East Hanover REI(4)	4,500	2016	500		400	100	Addition of Panera Bread
Rockaway(4)	2,700	2017	100		—	100	Fast food pad (Popeye's)
Total	2,047,200		$122,800	(5)	$31,800	$91,000
(1) Project costs includes the allocation of internal costs such as labor, interest, and taxes. The total estimated gross cost includes $11.7 million of construction costs and expenses paid by Vornado prior to the spin-off.
(2) Project GLA is subject to change based upon build-to-suit and other tenant-driven requirements.
(3) Target Stabilization Date reflects the date that construction is expected to be substantially complete and the anchor(s) commence rent. Properties may continue to be reflected in development or redevelopment until they are included in the company's same-property NOI pool, which is normally one year from rent commencement.
(4) Results from these properties are included in our same-property metrics as no tenants vacated as of the end of the quarter and no GLA had been taken out of service.
(5) The estimated unleveraged yield for total active projects is approximately 12% as of December 31, 2015, based on the total estimated project costs and the incremental unleveraged NOI expected from leasing activities directly attributable to the total active projects. The incremental unleveraged NOI for active projects does not include NOI generated outside the project scope, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(6) Target stabilization dates are estimated and are subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2015
(in thousands, except square footage data)

DEVELOPMENT AND REDEVELOPMENT PIPELINE:
PROPERTY	POTENTIAL INVESTMENT(1)	ESTIMATED STABILIZATION YEAR(1)(4)	PROJECT DESCRIPTION
Bergen Town Center	$120,000-$130,000	2020	Expansion
Bergen East	$13,000-$15,000	2018	Approved pads for 60,000± sf of retail
Kearny	$8,000-$9,000	2018	25,000± sf expansion and new pad
Montehiedra outparcel	$7,000-$8,000	2018	20,000± sf retail
Towson	$6,000-$7,000	2018	Anchor recapture and releasing
Morris Plains	$6,000-$7,000	2018	Anchor repositioning
East Hanover	$4,000-$5,000	2018	Anchor repositioning
Brick	$4,000-$5,000	2017	Anchor repositioning and center renovation
Marlton	$3,000-$4,000	2018	Pad for 5,000± sf of retail
West Babylon	$3,000-$4,000	2018	Center for 10,000± sf of shops on excess land
Huntington	$2,000-$3,000	2018	Conversion of 11,000± sf of basement space into street-front retail
Turnersville	$2,000-$3,000	2017	Replacing vacant restaurant with 4,000± sf retail building
Woodbridge	$2,000-$3,000	2019	Possible pad expansion
Cherry Hill	$1,000-$2,000	2019	Approved pad for 5,000± sf of retail
Lawnside	$1,000-$2,000	2019	Pad for 6,000± sf of retail
Multiple Pad Projects(2)	$1,000-$2,000	2018	Possible pad expansion
Rockaway	±$1,000	2018	Expansion
Total	$183,000-$210,000	(3)
(1) Estimated stabilization year and potential investment are estimated and are subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(2) Multiple Pad Projects include possible pad expansions at the following properties: East Rutherford, Union, Totowa and Signal Hill.
(3) The estimated unleveraged yield for total pipeline projects is approximately 8% as of December 31, 2015, based on the total estimated project specific costs and the incremental unleveraged NOI expected from leasing activities directly attributable to the total pipeline projects. The incremental unleveraged NOI for pipeline projects does not include NOI generated outside the project scope, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(4) Estimated stabilization year reflects the year that construction is expected to be substantially complete and the anchor(s) commence rent.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of December 31, 2015 and 2014
(in thousands)

	December 31, 2015	December 31, 2014
Fixed rate debt	$1,182,265	$1,211,535
Variable rate debt	60,000	77,000
Total debt	$1,242,265	$1,288,535

% Fixed rate debt	95.2%	94.0%
% Variable rate debt	4.8%	6.0%
Total	100%	100%

Secured mortgage debt	$1,242,265	$1,288,535
Unsecured debt	—	—
Total debt	$1,242,265	$1,288,535

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5.8 years	6.2 years

Total market capitalization (see page 16)	$3,714,861

% Secured mortgage debt	33.4%
% Unsecured debt	—%
Total debt : Total market capitalization	33.4%

Weighted average interest rate on secured mortgage debt(1)	4.15%	4.24%
Weighted average interest rate on unsecured debt(2)	—%

(1) Weighted average interest rates are calculated based on balances outstanding at the respective dates.
(2) No amounts are currently outstanding on the unsecured line of credit. To the extent borrowing occurs, the line bears interest at LIBOR plus 1.15% based on our current leverage metrics as defined in the revolving credit agreement.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of December 31, 2015 and 2014
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	December 31, 2015	December 31, 2014	Percent of Debt at December 31, 2015
Mt Kisco - A&P (4)	2/11/15	5.32%	$—	$12,076	—%
North Bergen	1/9/18	4.59%	75,000	75,000	6.0%
Staten Island (Forest Plaza) (3)	7/6/18	1.47%	—	17,000	—%
Englewood (5)	10/1/18	6.22%	11,537	11,571	0.9%
40 property securitization - Fixed(6)	9/10/20	4.33%	533,459	547,231	42.9%
40 property securitization - Variable (1)(6)	9/10/20	2.36%	60,000	60,000	4.8%
Montehiedra, Puerto Rico (senior loan) (2)	7/6/21	5.33%	86,984	120,000	7.0%
Montehiedra, Puerto Rico (junior loan) (2)	7/6/21	3.00%	30,000	—	2.4%
Bergen Town Center	4/8/23	3.56%	300,000	300,000	24.1%
Las Catalinas	8/6/24	4.43%	130,000	130,000	10.5%
Mt Kisco -Target(7)	11/15/34	6.40%	15,285	15,657	1.4%
Total mortgage debt		4.15%	$1,242,265	$1,288,535	100%

DEBT MATURITY SCHEDULE

Year	Scheduled Amortization	Balloon Payments	(Discount) Scheduled Amortization	Total	Weighted Average Interest rate at maturity	Percent of debt maturing
2016	$16,180	$—	$(61)	$16,119	4.4%	1.3%
2017	16,845	—	(61)	16,784	4.4%	1.4%
2018	16,218	83,551	(61)	99,708	4.7%	8.0%
2019	17,381	—	(61)	17,320	4.4%	1.4%
2020	13,788	521,387	(61)	535,114	4.1%	43.1%
2021	2,802	116,984	(61)	119,725	4.7%	9.6%
2022	2,943	—	(61)	2,882	4.9%	0.2%
2023	3,091	300,000	(61)	303,030	3.6%	24.4%
2024	2,201	119,050	(61)	121,190	4.4%	9.8%
Thereafter	10,990	—	(597)	10,393	6.4%	0.8%
Total	$102,439	$1,140,972	$(1,146)	$1,242,265	4.2%	100%
(1) Subject to a LIBOR floor of 1.00%, currently bears interest at LIBOR plus 136 bps.
(2) On January 6, 2015, we completed a loan restructuring applicable to the $120 million, 6.04% mortgage loan secured by Montehiedra Town Center. The loan has been extended from July 2016 to July 2021 and separated into two tranches, a senior $90 million position with interest at 5.33% to be paid currently, and a junior $30.0 million position with interest accruing at 3%. As part of the planned redevelopment of the property, the Company is committed to fund $20 million for leasing and building capital expenditures of which $9.4 million has been funded as of December 31, 2015.
(3) This loan was repaid on March 10, 2015.
(4) This loan was repaid on February 11, 2015.
(5) On March 30, 2015, we notified the lender that the property’s operating cash flow will be insufficient to pay the debt service; accordingly, at our request, the mortgage loan was transferred to the special servicer. As of December 31, 2015 we remain in discussions with the special servicer to restructure the terms of the loan including the possibility that the lender will take possession of the property.
(6) See Property Status Report on page 22 for each property that comprises the 40 property securitization.
(7) The mortgage payable balance on the loan secured by Mt. Kisco -Target includes $1.1 million and $1.2 million of unamortized debt discount as of December 31, 2015 and December 31, 2014, respectively. The effective interest rate including amortization of the debt discount is 7.40% as of December 31, 2015.